Exhibit j(2)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 54 to the Registration Statement on Form N-1A of Fidelity Beacon Street Trust, of our report dated December 6, 2002 on the financial statements and financial highlights included in the October 31, 2002 Annual Report to Shareholders of Fidelity Tax Managed Stock Fund.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditor" in the Statement of Additional Information.

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/s/PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts
December 23, 2002